Exhibit (8)(A25)

AMENDMENT TO PARTICIPATION AGREEMENT

(“Amendment”)

This Amendment is entered into as of May 11, 2020, by and among Teachers Insurance and Annuity Association of America (the “Company”) on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A of the Agreement as may be amended from time to time (individually and collectively the “Account”, and the TIAA-CREF Funds, (formerly the TIAA-CREF Institutional Funds) ( the “Fund” ), Teachers Advisors, LLC (formerly Teachers Advisors, Inc.) (“Adviser”), Nuveen Securities, LLC (formerly Teacher Personal Investors Services, Inc.) (“Distributor” or “Underwriter”).

RECITALS

WHEREAS, the parties entered into a Participation Agreement dated December 21, 2006, as amended (the “Agreement”); and

WHEREAS, pursuant to the Agreement, the Company invests in shares of certain of the Designated Portfolios of the Fund as funding vehicles for Accounts that issue variable annuity products to persons that are registered owners of such products on the books and records of the Company, and the Company, through the Account, maintains on the books of the Designated Portfolios one or more accounts(s) that hold Shares of the Designated Portfolios; and

WHEREAS, effective September 30, 2019, Nuveen Securities, LLC became the principal underwriter and distributor of the Fund upon the merger of Teachers Personal Investors Services, Inc. with and into Nuveen Securities, LLC; and

WHEREAS, the parties desire to amend the Agreement to revise the schedule of Designated Portfolios and to make other changes to the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the parties hereby agree to amend the Agreement as follows:

1. Amendment.

(a) ARTICLE IV. Notices. The Notices provision of the Agreement is deleted in its entirety and replaced with the following:

Any notice shall be deemed sufficiently given when sent by registered, certified mail or electronic mail, to the other party at the address of such party set forth below, or, at such other address as such party may from time to time specify in writing to the other party.

If to the Fund: TIAA-CREF Funds

8500 Andrew Carnegie Boulevard

Charlotte, NC 28262

Attn: John Wadsworth

Email: john.wadsworth@nuveen.com

If to the Company: Teachers Insurance and Annuity Association of America

3800 Andrew Carnegie Blvd.

Charlotte, NC 28262

Attn: Mike Kloss

Email: mkloss@tiaa.org

Exhibit (8)(A25)

If to Distributor: Nuveen Securities, LLC

333 West Wacker Drive

Chicago, IL 60606

Attn: George Kaiser

Email: george.kaiser@nuveen.com

If to Adviser: Teacher Advisors, LLC

3800 Andrew Carnegie Boulevard

Charlotte, NC 28262

Attn: John Wadsworth

Email: john.wadsworth@nuveen.com

(b) Schedule B. Schedule B of the Agreement is deleted in its entirety and replaced with Schedule B attached hereto.

2. Continuing Provisions of the Agreement. Except as otherwise specifically set forth in this Amendment, all other terms of the Agreement shall remain unchanged and continue in full force and effect. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

3. Counterpart Signatures. This Amendment may be executed in any number of counterpart signatures with the same effect as if the parties had all signed the same document. Facsimile signatures shall have the same effect as manual signatures. All counterpart signatures shall be construed together and shall constitute one agreement.

Exhibit (8)(A25)

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of the date first above written.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, on behalf of itself and TIAA Separate Account VA-3

By:
Print Name:
Title:
Date:

NUVEEN SECURITIES, LLC

By:
Print Name:	Christopher Stickrod
Title:	Senior Managing Director
Date:	May 11, 2020

TEACHERS ADVISORS, LLC

By:
Print Name:	Bradley Finkle
Title:	Senior Managing Director
Date:	May 11, 2020

TIAA-CREF FUNDS

By:
Print Name:	Bradley Finkle
Title:	President
Date:	May 11, 2020

Exhibit (8)(A25)

SCHEDULE B

DESIGNATED PORTFOLIOS AND CLASSES

Except as otherwise specified, this Agreement applies to the Institutional Share Class of all current and future series of the Fund for which Distributor acts as distributor .